Exhibit 10.1
FOURTH AMENDMENT TO THE BANK CREDIT NOTE 21.3150.777.0000001-97, ISSUED BY NEXTEL TELECOMUNICAÇÕES LTDA ON DECEMBER 8TH 2011, IN FAVOR OF CAIXA ECONÔMICA FEDERAL, IN THE AMOUNT OF R$ 640,000,000.00 (SIX HUNDRED AND FORTY MILLION REAIS).

PREAMBLE:

CREDITOR:
CAIXA ECONÔMICA FEDERAL, financial institution in the form of public company founded under Decree-Law 759 of August 12th 1969, associated to the Ministry of Finance, being governed by the Statute in force on the date of the present contract, hereinafter referred to as CAIXA or CREDITOR, with headquarters at Setor Bancário Sul, Quadra 4, Lote 3/4, in Brasília, Federal District, CNPJ (National Registry of Legal Entity) 00.360.305/0001-04, hereby represented by Superintendência Grandes Empresas Infraestrutura de São Paulo, located at 1842 Paulista Avenue, Torre Sul, 2nd floor, in the city of São Paulo, State of São Paulo, CNPJ/MF 00.360.305/4954-0.

ISSUER / CREDITED: NEXTEL TELECOMUNICAÇÕES LTDA.
Address: 14171 Nações Unidas Avenue, 27th floor, Rochavera Towers, Crystal Tower, Vila Gertrudes, zip code 04794-000, city of São Paulo, State of São Paulo
CNPJ 66.970.229/0001-67

GUARANTOR: NEXTEL PARTICIPAÇÕES LTDA.
Address: 14171 Nações Unidas Avenue, 26th floor, Room A, Rochavera Towers, Crystal Tower, Vila Gertrudes, zip code 04794-000, city of São Paulo, State of São Paulo
CNPJ: 00.169.369/0001-22

WHEREAS, on December 8th 2011, the CREDITED issued in favor of CAIXA the Bank Credit Note 21.3150.777.0000001-97, in the principal amount of six hundred and forty million reais (R$ 640,000,000.00) (the "Note");

WHEREAS, on February 13th 2015, CREDITED and CAIXA executed the first amendment to the Bank Credit Note 21.3150.777.0000001-97, changing, among other aspects, the interest rate on debt balances and including the additional secured collateral to fulfill the obligations contained therein (the "First Amendment");

WHEREAS, on June 25th 2015, CREDITED and CAIXA entered into the second amendment to the Note, changing, among other conditions, the form of payment and the interest rate on debt balances (the "Second Amendment"),

WHEREAS, on February 24th 2017, CREDITED and CAIXA executed the third amendment to the Note, changing, among other conditions, the form of payment (the "Third Amendment" and, together with the First Amendment, Second Amendment and the Note, "CCB"); and

WHEREAS, CREDITED and CAIXA intend to amend the CCB in order to change the terms of payments;

RESOLVE the parties to amend the CCB by means of the present Fourth Amendment to the Bank Credit Note 21.3150.777.0000001-97 ("Fourth Amendment"), in accordance with the following terms and conditions.

SECTION ONE – the characteristics of the credit will be in force with the following wording:

CREDIT CHARACTERISTICS:

1 – Number of the CCB: 21.3150.777.0000001-97	2 – Final maturity in: October 31st 2019

3 – Total Credit Value (“Principal”): R$ 405,331,709.05 (four hundred and five million, three hundred and thirty-one thousand, seven hundred and nine reais and five cents)

4 – Operation type Investments – CDI – Post-fixed 777 – Special Corporate Credit – Large Corporations

5 – Financial charges: 139.54% of CDI CETIP p.a., calculated in accordance with Section Three

6 – Term and Amortization System and Payment:
Term: October 31st, 2019, all in the terms and conditions of Appendix I, observing the following:
Payment dates of financial charges: the financial charges will be payable monthly from July 31st 2017 (exclusive) ("Payment Dates of Charges"), according to the schedule indicated in Annex I to this Note.
Payment Dates of Principal: Principal will be paid in installments, with the maturities and nominal values described in the payment schedule included in Appendix I to this Note.
Constant Amortization System

7 – Blocked account:

Agency 3150	Op. 003	Account 180	DV 4

8 – Checking account:

Agency 3150	Op. 003	Account 1859	DV 6

9 – Payment location: São Paulo, SP

10 – Guarantor:

Guarantor	CNPJ
Nextel Participações Ltda.	00.169.369/0001-22

11 – Guarantees:

Guarantee	Minimum amount
Nextel Participações Ltda guarantee	100% of the amount due to Caixa under the terms of this Note
Fiduciary Assignment of Receivables on CAIXA Arrangement Agreement (SICAP)	Minimum monthly average flow in the amount of R$ 70,000,000.00

On the Payment Dates indicated in Section Two below, until the mature date set forth in Field 2 of this Note, in the currency of the Country in this city, I, CREDITED, as issuer/or GUARANTOR, will pay to CAIXA or to your order, by this Note which together with the checking account statements and/or calculation spreadsheet, is recognized as a representative note of the debt, net and due, arising from the utilization of the resources made available to the CREDITED and added to the Financial Charges agreed in this Note;

The debt represented by this Note comprises the monthly amortization amounts, as indicated in Field 6 of this Note, with the respective Financial Charges, calculated based on the monthly effective interest rate, applied on a quarterly basis or in each monthly installment, as indicated in Field 6 of this Note, and the statement of the operation or the spreadsheet, which complements this Note, must express the amounts and respective percentages of Financial Charges, in accordance to the Law 10,931 of August 2nd 2004, and others legislations in force.

SECTION TWO – section two of the CCB shall be in force with the following wording:

“TERM
SECTION TWO – This Note is executed for the term indicated in section “Credit Characteristics” of this Note, observing the schedule of payments and amortizations of Appendix I of this Note.”

SECTION THREE – the Parties resolve to change the amounts set forth in the Principal payment schedule, so that the Principal installment due on July 8th 2017, in the amount of R$ 59,260,174.75, will be initially deferred to July 31st 2017, and that the terms of payment of said principal portion, in the amount of R$ 59,260,174.75, due on July 31st 2017, as well as the next installments of Principal, in the amount of R$ 11,852,034.95, due on August 8th 2017, and in the amount of R$ 11,852,034.95, due on September 8th 2017, will automatically be extended to October 31st 2017, with the caput of CCB Section Eight shall be in force with the following wording, maintaining the original wording of its remaining paragraphs:

“PAYMENT FORM
SECTION EIGHT - subject to the overdue maturity and the liabilities set forth in the other Sections, we are obligated to pay CAIXA the amounts related to this Note, as follows: a) Principal will be paid in installments, with the maturities and nominal values described in the payment schedule as set forth in Appendix I of this Note, the first installment due on October 31st 2017 and the last installment due on October 31st 2019 (each of the dates indicated in Appendix I, a "Principal Payment Date"), and following the rule that the maturity date falls on a non-business day, the maturity period will automatically be extended to the next business day; and b) Financial Charges: (i) the financial charges will be due on the Payment Dates of Charges, in accordance with Section 6 of the Preamble of this Note, obliging us to settle with the last installment of the Principal, on October 31st 2019, all the financial obligations resulting from this Note. Any receipt of installments beyond the agreed upon deadlines will constitute a mere tolerance, which will not affect in any way the dates of their maturity or other Sections and conditions of this Note, nor will it matter novation or modification, including charges resulting from the delay. As a form and means of effective payment of the debt resulting from this Note, which is composed of Principal duly increased by the Financial Charges, the CREDITED authorizes CAIXA to debit in the Checking Account mentioned in Field 8, on the respective Payment Dates, on an irrevocable and irreversible basis, the amounts sufficient and payable in each of them as applicable.

SECTION FOUR – the Parties resolve to include a new subsection XXX, to amend the First and Third Paragraphs of Section Twenty-Two, as well as include Paragraph Four, which shall become effective with the following wording:

XXX) If the CREDITED, until the occurrence of the event described in the Third Paragraph of this Section Twenty-Two, makes the payment of any portion due to CDB (as defined below), and/or does not inform CAIXA of said payment, under the terms set forth in item (b.1) of Paragraph One below, unless the CREDITED performs the Mandatory Prepayment, as described in item (b) of Paragraph One below.

PARAGRAPH ONE – Mandatory Prepayment. Under penalty of the occurrence of a debt acceleration event, the CREDITED must ("Mandatory Prepayment"):

(a)    In the event of any of the events described in paragraphs (XXVIII) and (XXIX) of Section Twenty-Two, and the CREDITED does not cure them and/or reverts them within the period indicated in such paragraphs, the CREDITED shall perform a Mandatory Prepayment of total amount of R$ 82,964,244.65, to be paid to CAIXA within 10 (ten) days after the occurrence of the event, or the end of the curing period of the respective event (if any), but never after October 31st 2017;

(b)    In the event that the CREDITED makes any payment of any installment of principal due to CHINA DEVELOPMENT BANK ("CDB"), under its credit agreements ('sinosure and non-sinosure') entered into on April 20th 2012 (“CDB Contracts"), the CREDITED shall make a Mandatory Prepayment in the amount equivalent to the application of the Extraordinary Amortization Percentage multiplied by the Principal, to be paid to CAIXA within 5 (five) business days from the date of payment to CDB. For the purposes of this item (b), the “Extraordinary Amortization Percentage” is the percentage calculated by (i) the total amount of principal payments made by the CREDITED in favor of CDB according to CDB Contracts, divided by (ii) the total amount of CDB Contracts debt in their respective payment date.

(b.1.) CREDITED is obliged to confirm expressly to CAIXA until August 14th 2017 if the payment of the principal portion (for clarification purposes, no amount of interest payment will be considered), due on August 15th 2017, in the scope of CDB Contracts, will be effected, and shall inform CAIXA of the exact amount of the installment to be paid, as well as the exact amount of CDB remaining debt, in order to enable the calculation of the proportion to be amortized in this CCB, in the terms of item “b” of Paragraph One of Section Twenty-Two; if such payment is not made by the ISSUER to CDB, Mandatory Prepayment event will not be configured according to item "b" of Paragraph One of Section Twenty-Two.

(b.2.) If payment to CDB, mentioned in item "b.1" of Paragraph One of Section Twenty-Two, is made, the CREDITED is also obliged to send to CAIXA, within 5 business days, the respective receipt of payment to CDB (specifically, the exchange contract that will be entered into), under CDB Contracts, attesting to the effective amortization of the debt with CDB in accordance with the amounts informed to CAIXA, pursuant to the terms of item "b.1" of Paragraph One of Section Twenty-Two.

PARAGRAPH THREE - For the purposes of clarification, the events of debt acceleration referred to in items (XXVIII), (XXIX) and (XXX) above, shall be effective until the date on which the Principal installment due on October 31st 2017 is fully paid, as provided in Appendix I of this Note. Also, for purposes of clarification, the expiration of the terms set forth in this clause shall not affect, in any way, the provisions relating the collection of Assigned Rights, nor the obligations related to the deposit of Minimum Average Amount in the Restricted Account, in terms set forth in Section Tenth of this CCB.

PARAGRAPH FOUR – The amounts paid as Mandatory Prepayment, as described in Paragraph One of this Section Twenty-Two, shall be deducted from the next principal installment(s), in accordance with this CCB, always considering, for this purpose, its chronological order.

REPLACEMENT OF THE APPENDIX
SECTION FIVE – The Parties resolve to change the amounts foreseen in the payment schedule of Principal and Financial Charges, so that Appendix I of the CCB will become effective as set forth in Schedule A of this Fourth Amendment, so as to reflect the provisions of Section Three of this Fourth Amendment.

REGISTER
SECTION SIX – CREDITED will register the Fourth Amendment in the Register of Securities and Documents of the District of São Paulo. The expenses related to said registration will be due to the CREDITED, which, from now on, authorizes the debiting of the respective amounts in its deposit account number 1859-6, maintained in agency 3150 of CAIXA.

Thus adjusted, CAIXA, CREDITED and GUARANTOR, declaring there is no intention to novate, ratify this CCB hereby amended in all its terms, clauses and conditions not expressly changed in this document, including with respect to the real and personal guarantees constituted in the CCB and in the First Amendment, entered into between the Parties on February 13th 2015, which is hereby incorporated into a single and indivisible whole for all purposes of law.

And, because they are in perfect agreement, the CREDITED issues this duly signed Banking Credit Note and in 4 (four) identical copies, being only the first one (the bank's copy) negotiable.

São Paulo, August 3rd, 2017.

ISSUER/CREDITED:
NEXTEL TELECOMUNICAÇÕES LTDA.

GUARANTOR:
NEXTEL PARTICIPAÇÕES LTDA.

CREDITOR:
CAIXA ECONÔMICA FEDERAL

APPENDIX A

APPENDIX I OF THE CCB
NEW PAYMENT SCHEDULE

CAIXA
YEAR	MONTH	DAY	PAYMENT	PRINCIPAL BALANCE
2017	February	8	R$ 11.852.034,95	R$ 405.331.709,05
	March			R$ 405.331.709,05
	April			R$ 405.331.709,05
	May			R$ 405.331.709,05
	June			R$ 405.331.709,05
	July			R$ 405.331.709,05
	August			R$ 405.331.709,05
	September			R$ 405.331.709,05
	October	31	R$ 94.816.279,60	R$ 310.515.429,45
	December	1	R$ 13.686.686,94	R$ 296.828.742,51
	December	31	R$ 13.686.686,94	R$ 283.142.055,57
2018	January	31	R$ 13.065.943,08	R$ 270.076.112,49
	March	1	R$ 13.065.943,08	R$ 257.010.169,41
	March	31	R$ 13.065.943,08	R$ 243.944.226,33
	May	1	R$ 13.065.943,08	R$ 230.878.283,25
	May	31	R$ 13.065.943,08	R$ 217.812.340,17
	June	1	R$ 13.065.943,08	R$ 204.746.397,09
	July	31	R$ 13.065.943,08	R$ 191.680.454,01
	August	31	R$ 13.065.943,08	R$ 178.614.510,93
	October	1	R$ 13.065.943,08	R$ 165.548.567,85
	October	31	R$ 13.065.943,08	R$ 152.482.624,77
	December	1	R$ 13.065.943,08	R$ 139.416.681,69
	December	31	R$ 13.065.943,08	R$ 126.350.738,61
2019	January	31	R$ 13.065.943,08	R$ 113.284.795,53
	March	1	R$ 13.065.943,08	R$ 100.218.852,45
	March	31	R$ 13.065.943,08	R$ 87.152.909,37
	May	1	R$ 13.065.943,08	R$ 74.086.966,29
	May	31	R$ 13.065.943,08	R$ 61.021.023,21
	July	1	R$ 13.065.943,08	R$ 47.955.080,13
	July	31	R$ 13.065.943,08	R$ 34.889.137,05
	August	31	R$ 13.065.943,08	R$ 21.823.193,97
	October	1	R$ 13.065.943,08	R$ 8.757.250,89
	October	31	R$ 8.757.250,89	R$ 0,00